Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
THIRD QUARTER 2008 RESULTS

WALTHAM, MA...October 29, 2008...Inverness Medical Innovations, Inc. (AMEX: IMA), a global leader in rapid point-of-care diagnostic products, today announced its financial results for the quarter ended September 30, 2008.
In the third quarter of 2008, the Company recorded net revenue of $438.8 million compared to net revenue of $237.6 million in the third quarter of 2007. The revenue increase was primarily due to $118.7 million of incremental revenue provided by our Health Management segment along with $63.5 million of incremental revenue contributed by our other recently acquired businesses and organic growth which, on a currency adjusted basis, was approximately 11% in our Professional Diagnostics segment.
For the third quarter of 2008, the net loss prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $3.7 million, or $0.12 per diluted common share, compared to net loss of $180.6 million, or $3.74 per diluted common share, for the third quarter of 2007. The Company reported adjusted cash basis net income of $43.1 million, or $0.46 per diluted common share, for the third quarter of 2008, compared to adjusted cash basis net income of $14.9 million, or $0.29 per diluted common share, for the third quarter of 2007, an increase of 59%.
The Company’s GAAP results for the third quarter of 2008 include amortization of $60.0 million, $5.8 million of restructuring charges and $7.0 million of stock-based compensation expense. GAAP results for the third quarter of 2007 include amortization of $19.9 million, the write-off of $169.0 million of in-process research and development acquired in connection with the Biosite acquisition, $0.5 million of restructuring charges, $3.3 million of stock-based compensation expense, and a $6.3 million charge related to the write-up to fair market value of inventory acquired in connection with the Biosite and Cholestech acquisitions. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, October 29, 2008, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://tinyurl.com/67ankb using Real Player or Windows Media. An on-demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)
Net revenue	$438,800	$—		$438,800	$237,636	$—		$237,636
Cost of revenue	210,652	(12,721)	(b) (c) (d)	197,931	127,338	(13,938)	(b) (d) (e)	113,400

Gross profit	228,148	12,721		240,869	110,298	13,938		124,236

Gross margin	52%			55%	46%			52%

Operating expenses:
Research and development	25,693	(2,387)	(b) (c) (d)	23,306	20,530	(1,535)	(b) (c) (d)	18,995
Purchase of in-process research and development	—	—		—	169,000	(169,000)	(f)	—
Selling, general and administrative	189,208	(57,165)	(b) (c) (d)	132,043	77,243	(14,393)	(b) (c) (d)	62,850

Total operating expenses	214,901	(59,552)		155,349	266,773	(184,928)		81,845

Operating income (loss)	13,247	72,273		85,520	(156,475)	198,866		42,391
Interest and other income (expense), net	(24,752)	300	(c)	(24,452)	(26,898)			(26,898)
Income tax (benefit) provision	(4,696)	26,018	(g)	21,322	(1,645)	3,449	(g)	1,804
Equity earnings of unconsolidated entities, net of tax	3,150	237	(b)	3,387	1,116	112	(b)	1,228

Net (loss) income	$(3,659)	$46,792		$43,133	$(180,612)	$195,529		$14,917

Preferred stock dividends	$(5,393)			$(5,393)	$—			$—

Net (loss) income available to common stockholders — basic	$(9,052)			$37,740	$(180,612)			$14,917

Net (loss) income per common share
Basic	$(0.12)			$0.48	$(3.74)			$0.31

Diluted	$(0.12) (h)			$0.46 (i)	$(3.74) (h)			$0.29	(j)

Weighted average common shares — basic	77,995			77,995	48,256			48,256

Weighted average common shares — diluted	77,995 (h)			83,169 (i)	48,256 (h)			51,483	(j)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $60.0 million and $19.9 million in the third quarter of 2008 and 2007 GAAP results, respectively, including $10.5 million and $7.5 million charged to cost of sales, $1.0 million and $0.6 million charged to research and development and $48.3 million and $11.7 million charged to selling, general and administrative, in the respective quarters, with $0.2 million and $0.1 million charged through equity earnings of unconsolidated entities, net of tax during the respective quarters.

(c)	Restructuring charges associated with the decision to close facilities of $5.8 million and $0.5 million in the third quarter of 2008 and 2007 GAAP results, respectively. The $5.8 million charge for the three months ended September 30, 2008 included $1.8 million charged to cost of sales, $0.3 million charged to research and development, $3.4 million charged to selling, general and administrative and $0.3 million charged to interest expense. The $0.5 million charge for the third quarter of 2007 includes $0.3 million charged to research and development and $0.2 million charged to selling, general and administrative. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $7.0 million and $3.3 million associated with stock-based compensation expense in the third quarter of 2008 and 2007 GAAP results, respectively, including $0.4 million and $0.1 million charged to cost of sales, $1.1 million and $0.6 million charged to research and development and $5.5 million and $2.5 million charged to selling, general and administrative, in the respective quarters.

(e)	A write-off in the amount of $6.3 million during the third quarter of 2007, relating to inventory write-ups recorded in connection with the acquisitions of Biosite, Inc. and Cholestech Corp. during the second and third quarters of 2007.

(f)	Purchase of in-process research and development during the third quarter of 2007 includes a write-off of $169.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Biosite, Inc.

(g)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e) and (f).

(h)	For the three months ended September 30, 2008 and 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(i)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended September 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 1,763,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the three months ended September 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million resulting in net income available to common stockholders of $38.4 million. Potential dilutive shares consisting of 10,316,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the three months ended September 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

(j)	Included in the weighted average dilutive common shares for the calculation of net income per common share for the three months ended September 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 3,227,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 2,868,000 common stock equivalent shares from the potential conversion of convertible debt securities for the three months ended September 30, 2007 were not used in the calculation of diluted net income per common share, or on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
				Non-GAAP				Non-GAAP
				Adjusted				Adjusted
		Non-GAAP		Cash		Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)	GAAP	Adjustments		Basis (a)
Net revenue	$1,212,160	$—		$1,212,160	$551,580	$—		$551,580
Cost of revenue	597,520	(53,560)	(b) (c) (d) (e)	543,960	296,604	(21,611)	(b) (d) (e)	274,993

Gross profit	614,640	53,560		668,200	254,976	21,611		276,587

Gross margin	51%			55%	46%			50%

Operating expenses:
Research and development	86,426	(13,080)	(b) (c) (d)	73,346	44,649	(3,759)	(b) (c) (d)	40,890
Purchase of in-process research and development	—			—	169,000	(169,000)	(f)	—
Selling, general and administrative	496,687	(142,286)	(b) (c) (d)	354,401	224,008	(71,921)	(b) (c) (d)	152,087

Total operating expenses	583,113	(155,366)		427,747	437,657	(244,680)		192,977

Operating income (loss)	31,527	208,926		240,453	(182,681)	266,291		83,610
Interest and other income (expense), net	(84,151)	8,615	(c) (h)	(75,536)	(47,416)	13,663	(g) (i)	(33,753)
Income tax (benefit) provision	(13,274)	71,050	(j)	57,776	1,550	10,247	(j)	11,797
Equity earnings of unconsolidated entities, net of tax	1,169	6,678	(b) (c)	7,847	2,666	336	(b)	3,002

Net (loss) income	$(38,181)	$153,169		$114,988	$(228,981)	$270,043		$41,062

Preferred stock dividends	$(8,500)			$(8,500)	$—			$—

Net (loss) income available to common stockholders — basic	$(46,681)			$106,488	$(228,981)			$41,062

Net (loss) income per common share
Basic	$(0.60)			$1.37	$(4.89)			$0.88

Diluted	$(0.60) (k)			$1.30 (l)	$(4.89) (k)			$0.84	(m)

Weighted average common shares — basic	77,630			77,630	46,787			46,787

Weighted average common shares — diluted	77,630 (k)			83,390 (l)	46,787 (k)			49,070	(m)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $155.1 million and $36.4 million in the first nine months of 2008 and 2007 GAAP results, respectively, including $34.2 million and $13.8 million charged to cost of sales, $2.8 million and $2.1 million charged to research and development and $117.4 million and $20.2 million charged to selling, general and administrative, in the respective periods, with $0.7 million and $0.3 million charged through equity earnings of unconsolidated entities, net of tax during the nine months ended September 30, 3008 and 2007, respectively.

(c)	Restructuring charges associated with the decision to close facilities of $45.7 million and $1.5 million in the first nine months of 2008 and 2007 GAAP results, respectively. The $45.7 million charge for the nine months ended September 30, 2008 included $16.4 million charged to cost of sales, $6.9 million charged to research and development, $9.6 million charged to selling, general and administrative, $6.9 million charged to interest expense and $6.0 million charged through equity earnings of unconsolidated entities, net of tax. The $1.5 million charge for the nine months ended September 30, 2007 included $0.3 million charged to research and development and $1.2 million charged to selling, general and administrative. These charges have been excluded from net income or loss because they have a significant impact on results yet do not occur on a consistent or regular basis in the Company’s business.

(d)	Compensation costs of $19.7 million and $52.2 million associated with stock-based compensation expense in the first nine months of 2008 and 2007 GAAP results, respectively, including $1.0 million and $0.3 million charged to cost of sales, $3.4 million and $1.3 million charged to research and development and $15.3 million and $50.6 million charged to selling, general and administrative. The $50.6 million charged to selling, general and administrative during the nine months ended September 30, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our acquisition of Biosite, Inc.

(e)	A write-off in the amount of $2.0 million and $7.5 million during the nine months ended September 30, 2008 and 2007, respectively, relating to inventory write-ups recorded in connection with the acquisitions of Panbio Limited and BBI Holdings Plc. during the first quarter of 2008 and Biosite, Inc. and Cholestech Corp. during the second and third quarters of 2007, respectively.

(f)	Purchase of in-process research and development during the nine months ended September 30, 2007 includes a write-off of $169.0 million associated with the value of in-process research and development costs incurred in connection with our acquisition of Biosite, Inc.

(g)	Charges totaling $15.6 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the nine months ended September 30, 2007, in conjunction with our financing arrangements.

(h)	A $1.7 million net realized foreign currency loss associated with a cash escrow established in connection with the acquisition of BBI Holdings Plc.

(i)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes.

(j)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h) and (i).

(k)	For the nine months ended September 30, 2008 and 2007, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(l)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2008, on an adjusted cash basis, are dilutive shares consisting of 2,349,000 common stock equivalent shares from the potential exercise of stock options and warrants and potential dilutive shares consisting of 3,411,000 common stock equivalent shares from the potential conversion of convertible debt securities. The net income per diluted share calculation for the nine months ended September 30, 2008, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $2.1 million resulting in net income available to common stockholders of $108.6 million. Potential dilutive shares consisting of 5,479,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock for the nine months ended September 30, 2008 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

(m)	Included in the weighted average diluted common shares for the calculation of net income per common share for the nine months ended September 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 2,283,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 1,471,000 common stock equivalent shares from the potential conversion of convertible debt securities for the nine months ended September 30, 2007 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$154,170	$414,732
Restricted cash	3,593	141,869
Marketable securities	1,994	2,551
Accounts receivable, net	268,373	163,380
Inventories, net	196,646	148,231
Prepaid expenses and other current assets	101,100	82,211

Total current assets	725,876	952,974

PROPERTY, PLANT AND EQUIPMENT, NET	287,272	267,880
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,790,352	3,494,174
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	139,678	165,731

Total assets	$5,943,178	$4,880,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$20,005	$21,096
Other current liabilities	364,807	257,812

Total current liabilities	384,812	278,908

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,505,510	1,366,753
Deferred tax liability	442,446	326,128
Other long-term liabilities	342,934	322,303

Total long-term liabilities	2,290,890	2,015,184

TOTAL STOCKHOLDERS’ EQUITY	3,267,476	2,586,667

Total liabilities and stockholders’ equity	$5,943,178	$4,880,759